Exhibit 10.11.1

KEY EXECUTIVE EMPLOYMENT AND SEVERANCE AGREEMENT

THIS AGREEMENT is made and entered into as of the ___ day of __________, _____, by and between MGIC Investment Corporation, a Wisconsin corporation (hereinafter referred to as the “Company”), and the person whose name appears on the signature page hereof (hereinafter referred to as “Executive”).

W I T N E S S E T H

WHEREAS, the Executive is employed by the Company and/or a subsidiary of the Company (hereinafter referred to collectively as the “Employer”) in a key executive capacity and the Executive’s services are valuable to the conduct of the business of the Company;

WHEREAS, the Company desires to continue to attract and retain dedicated and skilled management employees in a period of actual and potential industry consolidation and changes in regulatory barriers regarding the ownership of insurance companies, consistent with achieving a transaction in the best interests of its shareholders in any change in control of the Company;

WHEREAS, the Company recognizes that circumstances may arise in which a change in control of the Company occurs, through acquisition or otherwise, thereby causing a potential conflict of interest between the Company’s needs for the Executive to remain focused on the Company’s business and for the necessary continuity in management prior to and following a change in control, and the Executive’s reasonable personal concerns regarding future employment with the Employer and economic protection in the event of loss of employment as a consequence of a change in control;

WHEREAS, the Company and the Executive are desirous that any proposal for a change in control or acquisition of the Company will be considered by the Executive objectively and with reference only to the best interests of the Company and its shareholders;

WHEREAS, the Executive will be in a better position to consider the Company’s best interests if the Executive is afforded reasonable economic security, as provided in this Agreement, against altered conditions of employment which could result from any such change in control or acquisition;

WHEREAS, the Executive possesses intimate knowledge of the business and affairs of the Company and has acquired certain confidential information and data with respect to the Company;

WHEREAS, the Company desires to insure, insofar as possible, that it will continue to have the benefit of the Executive’s services and to protect its confidential information and goodwill; and

WHEREAS, this Agreement consists of this instrument and the Incorporated Terms Dated As of _______________ to Key Executive Employment and Severance Agreement (the “Incorporated Terms”), which although not attached to this instrument, are part of this Agreement and were provided to the Employee as indicated in Paragraph 1(b) below.

NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements hereinafter set forth, the parties hereto mutually covenant and agree as follows:

1.                   Definition of KEESA Multipler; Incorporated Terms.

(a)            The term “Multiplier” means two less, if the Termination Date occurs more than three months after the date of Change in Control of the Company, the portion of the Employment Period that has elapsed at the Termination Date (measured by the number of months that have elapsed from the date of the Change in Control of the Company to the Termination Date divided by 33.

(b)            The Incorporated Terms are incorporated in this instrument with the same effect as if they were physically set forth in this instrument.  The Incorporated Terms and this instrument constitute a single agreement which is referred to as “this Agreement.”  The terms “herein,” “hereof,” “above” and similar terms used in this Agreement refer to this Agreement as a whole.  The Incorporated Terms were provided to the Executive along with this instrument.  The Company is hereby advising the Executive to print and retain a copy of the Incorporated Terms.  The Executive agrees if there is any difference between the text of the Incorporated Terms obtained as indicated above and the text of the Incorporated Terms retained by the Company’s Secretary, the text of the copy retained by the Secretary will control.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

MGIC INVESTMENT CORPORATION

By:
Name:
Title:

EXECUTIVE:

Address: